                                                                   EXHIBIT 10.39



                                                               (CRACKER DRIVERS)

                                    AGREEMENT

                                    BETWEEN:

                              SALERNO FOODS, L.L.C.

                                       and

               BAKERY, CRACKER, PIE AND YEAST WAGON DRIVERS UNION, LOCAL 734 INTERNATIONAL BROTHER HOOD OF TEAMSTERS OF AMERICA

                           (DIAMOND)(DIAMOND)(DIAMOND)

                       FEBRUARY 1, 1996 - JANUARY 31, 1998

                                      INDEX

DESCRIPTION                                            ARTICLE NO.                PAGE NO.
-----------                                            -----------                --------
Chauffeur's License                                       XV                           12
Checkoff                                                 XXIII                         17
Delinquent Health and Welfare or
    Pension contributions                                 XI                           10
Delivery                                                  VI                            5
Discharge and Resignation                                 XVI                          13
Equipment and Reduction of Work Force                     XIX                          15
Exclusive Agreement                                       VI                            5
Funeral Leave                                             XII                          10
Grievance Procedure                                      XVII                          13
Health and Welfare                                        IX                            7
Holidays                                                  IV                            4
Jury Pay                                                 XIII                          11
NonDiscrimination                                        XXII                          16
Pension Fund                                               X                            9
Protection of Rights                                      XIV                          12
Recognition                                                I                            2
Securities, Etc.                                          III                           4
Separability and Savings Clause                           XXI                          16
Severance                                                 XIV                          17
Termination                                               XXV                          18
Uniforms                                                  XX                           16
Union Cooperation                                          V                            5
Union Inspection                                         XVIII                         15
Vacations                                                VIII                           5
Weekly Rates and Working Conditions                       II                            3
Appendix A                                                                             19

                               LOCAL 734 AGREEMENT

AGREEMENT made and entered into by and between SALERNO FOODS, L.L.C., located at 2070 Maple Street, Des Plaines, Illinois (hereinafter referred to as the "Employer") and BAKERY, CRACKER, PIE AND YEAST WAGON DRIVERS UNION, LOCAL #734 INTERNATIONAL BROTHERHOOD OF TEAMSTERS OF AMERICA, (hereinafter referred to as the "Union").

WITNESSETH:

                             ARTICLE I - RECOGNITION

SECTION 1.

         The Employer recognizes the Union as the sole collective bargaining agent for all employees covered by the provisions of Article II of this Agreement.

SECTION 2.

         This Agreement shall apply to wages, hours, health and welfare, pensions and other terms and conditions of employment in the plants operated by the Employer entering into this Agreement, and all other matters included herein.

SECTION 3.

         All present employees who are members of the Union on the effective date of this section or on the date of the execution of this Agreement, whichever is the later, shall remain members of the Union in good standing as a condition of employment. All present employees who are not members of the Union and all employees who are hired hereafter shall become and remain members in good standing of the Union as a condition of employment on and after the thirty-first (31st) day following the beginning of their employment, or on and after the thirty-first (31st) day following the effective date of this section, or the date of this Agreement, whichever is the later. This provision shall be made and become effective under the provisions of the National Labor Relations Act, but not retroactively.

SECTION 4.

         The Employer may hire new employees from any available source. This article, with respect to membership in the Union, shall be subject to change to conform with any change in the National Labor Relations Act or any final judicial or administrative interpretation thereof.

                ARTICLE II - WEEKLY RATES AND WORKING CONDITIONS


SECTION 1.

         The rate below will be placed in effect on the first Monday following effective date listed:

                    2/1/96                             2/1/97
                    ------                             ------
                    $14.50                             $14.80

         The starting rate for new drivers hired after February 1, 1996 will be 80% of the classification rate of pay for the first 18 months actually worked and 90% of the classification rate of pay for the second 18 months actually worked.

SECTION 2.

         Any time worked in excess of eight (8) hours per day shall be compensated for at time and one-half (1 1/2) the straight-time hourly rate.

SECTION 3.

         Starting time shall be no earlier than 5:00 AM. Any driver requested to start before 5:00 AM shall receive one and one half (1 1/2) his/her hourly rate.

SECTION 4.

         Any drivers reporting for work ten (10) minutes after his or her designated time loses his or her right for work and pay that day. Warehouse employees may be used to perform duties of regular drivers who are absent and who have routes set up for them.

SECTION 5.

         Drivers are to take one-half (1/2) hour for lunch, which time shall not be paid for.

SECTION 6.

         For all employees hired before February 1, 1996, all Saturday work is to be paid at the rate of time and one-half (1 1/2) the straight-time hourly rate. If called to work on Saturday, the delivery driver shall be guaranteed a minimum of (4) hours work except as outlined in Section 1 of Article II.

SECTION 7.

         Effective February 1, 1996, all new employees hired on or after this date may be scheduled on a Tuesday to Saturday schedule at straight-time rate of pay. Any employee scheduled Tuesday to Saturday will be paid one and one-half (1 1/2) time for work performed on Monday.


                         ARTICLE III - SECURITIES, ETC.

SECTION 1.

         In case a cash deposit is required from a driver, the Employer shall pay, six percent (6%) interest annually on same.

SECTION 2.

         The Employer will pay the fines for all non-moving traffic violations.


                              ARTICLE IV - HOLIDAYS

SECTION 1.

         Delivery drivers shall be paid eight (8) hours straight-time pay for the following unworked holidays:

                  New Years Day                        Personal Day
                  Decoration Day                       Fourth of July
                  Labor Day                            Thanksgiving Day
                  Day after Thanksgiving               Day before Christmas
                  Christmas Day                        Day before New Years Day

SECTION 2.

         If possible, the employee will provide the Employer with reasonable prior notice of the personal day to be taken. In any event, the scheduling of the personal day must not interfere with the efficient operations of the Employer.

SECTION 3.

         Should a delivery driver work on any of the above mentioned holidays, except the "Day before Christmas", he/she shall receive, in addition to the eight (8) straight-time hours paid for an unworked holiday, time and one-half (1 1/2) for all hours worked on said holiday. Should a delivery driver work on the "Day before Christmas" holiday, he/she shall receive, in addition to the eight (8) straight-time hours paid for the unworked holiday, straight-time for all hours worked on said holiday.

SECTION 4.

         Should any one of the above holidays occur during an employee's vacation, the employee shall be entitled, by the Employer's option, to additional day off or additional days pay in lieu thereof. Should the Employer grant an additional day off under these circumstances, this additional day off shall immediately precede or follow the employee's vacation.

SECTION 5.

         The particular driver must have worked at least one (1) day in the holiday workweek to qualify for holiday pay. There shall be no exceptions to this provision.

SECTION 6.

         No delivery driver shall be required to work an Sunday and then only after agreement as to wages, hours, and other terms and conditions.


                         ARTICLE V -- UNION COOPERATION

         The Union agrees to further the interest of said firms whenever in its power to do so in respect to improving labor management relations.

                              ARTICLE VI - DELIVERY

         All DSD orders in Chicagoland are to be delivered by employees in the bargaining unit.


                        ARTICLE VII - EXCLUSIVE AGREEMENT

         Employees will not be asked to make any written or verbal contracts whatsoever.


                            ARTICLE VIII - VACATIONS

SECTION 1.

         a) Any employee shall at the end of fifty-two (52) weeks of continuous service with the Employer be entitled to one
                  (1) weeks vacation with pay.

         b) Any employee shall at the end of three (3) years of continuous service with the Employer be entitled to two
                  (2) weeks vacation with pay.

         c) Any employee who has been in the service of the EmpIoyer for seven (7) continuous years, shall be entitled to three (3) weeks vacation with pay.

         d) Any employee who has been in the service of the Employer for fifteen (15) continuous years or more shall be entitled to four (4) weeks vacation with pay.

         For the purposes of this section only, previous years of service with a Salerno entity for employees hired on or before 2/1/96 will be honored.

SECTION 2.

         The vacation period shall be January 1 through December 31 of each calendar year. Vacations shall start on Monday and end on Saturday.

SECTION 3.

         All employees who have been employed by the Employer for five (5) continuous years or more shall have earned and be entitled to their vacations after April 1 of each year, irrespective of their dates of employment.

SECTION 4.

         Drivers shall choose the time of their vacation by seniority.

SECTION 5.

         Each full week of vacation earned shall be paid for at the rate of forty-five (45) times the then straight-time hourly rate.

SECTION 6.

         (a) In order to qualify for full vacation pay as set forth above, an employee must work at least seventy-five percent (75%) of the total working days during the previous calendar year. Time spent on vacation, holidays, and workmens compensation accidents shall be considered time worked for this purpose.

         (b) Any employee working less than the seventy-five percent (75%) specified above, shall receive as his/her vacation pay that percentage of the time actually worked as it bears to one hundred percent (100%) being considered full vacation. For example: If an employee works fifty percent (50%) of the total working days, he/she would receive as vacation pay one-half (1/2) of the applicable vacation hours pay for each week of earned vacation.

         (c) The above computation shall likewise be used in arriving at pro-rata vacations earned in the case of resignations or discharges.


                         ARTICLE IX - HEALTH AND WELFARE

SECTION 1.

         Parties to this Agreement agree to continue participation in the Local 734 Health and Welfare Plan for the benefit of the employees subject to this Agreement and for the dependents of such employees.

SECTION 2.

         The Employer shall pay to the Health and Welfare Fund the agreed upon maximum weekly contribution per employee of $100.00 per week effective 2/1/96. The contribution rate per employee will increase to $110.00 on 2/1/97.

SECTION 3.

         (a) The Employer shall not be required to make any contribution for any new employee until the week in which shall occur the thirtieth (30th) day from the date of employment; except that, for this purpose, a "new employee" is one who has not been in the employ of the Employer covered by this Agreement. If an employee shall leave the employ of the Employer and enter the employ of another Employer, such employee must pay the entire contribution due for the period between employers if he/she desires coverage in the Fund for such period.

         (b) The contribution made by the Employer pursuant to the requirement of this section shall be the sole contribution to any Health and Welfare Fund required of such Employer for employees subject to this Agreement.

SECTION 4.

         Contributions to the Health and Welfare Fund must be made for each week the employee performs work for the Employer (including earned vacation periods) on each regular employee employed by the Employer.

SECTION 5.

         If an employee who is absent because of illness or off-the-job injury notifies the Employer of such absence and reason therefore, the Employer shall continue to pay the required contributions for four (4) weeks from the date of the beginning of such absence. Thereafter, the employee, if he/she desires coverage in the Fund, shall make the required total contribution.

SECTION 6.

         If an employee is injured on the job, the Employer shall continue to pay the required contribution until such employee shall return to his/her job or is no longer an employee of the Employer.


SECTION 7.

         If an employee shall request a leave of absence and does not become employed in an occupation not covered by this Agreement, the Employer shall collect from the employee, prior to the leave being effective, sufficient monies to pay the required total contribution into the Health and Welfare Fund during the period of such leave of absence.

SECTION 8.

         The parties hereto shall execute an Agreement and Declaration of Trust for the purpose hereinafter set forth and, unless mutually terminated by the parties hereto, such Trust established shall continue for not less than the period of this Agreement.

SECTION 9.

         (a) The Board of Trustees established by such Agreement and Declaration of Trust shall jointly administer the Health and Welfare Fund; such Board of Trustees to consist of equal representatives of the Union as one party and of the Employer as another party with equal representation for each.

         (b) Any disagreement respecting eligibility, time and method of payment, methods of enforcement of payment and related matters shall be determined by such Trustees. The Fund shall, in all respects, be administered in accordance with the Trust Agreement.

         (c) With respect to the Employer Trustees, the Chicago Bakery Employers Labor Council shall at all times appoint its Trustees who shall be the Employer representatives.

SECTION 10.

         All monies paid into the Fund will be used by the Trustees for the purpose of purchase of group insurance benefits for the employees and their dependents who may qualify under the Health and Welfare Plan including, but not limited to, life insurance, accidental death and dismemberment benefits, disability benefits, hospitalization, surgical and medical expenses, in such manner and amounts as the said Trustees in their sole discretion may determine. Reasonable expenses incurred in administering the Trust and Plan shall be deemed a proper charge against the Fund.

SECTION 11.

         The foregoing provisions with respect to the Health and Welfare Trust Plan and Fund are subject in all respects to the provisions of the Labor Management Relations Act of 1947 and any amendments thereto.


                            ARTICLE X - PENSION FUND

SECTION 1.

         The Union and the Employer, parties hereto, agree to continue participation in the Local 734 Pension Fund for the benefit of the employees of the Employer represented by the Union covered by the terms of this Agreement.

SECTION 2.

         The Employer party hereto agrees to make contributions to the aforesaid Pension Fund in the amount of forty-three dollars and thirty-five cents ($43.35), for the duration of contract.

SECTION 3.

         The method of paying and calculating such contributions shall be in accordance with the provisions set forth in this Agreement with respect to Health and Welfare payment, except of course, with respect to those provisions of Article IX in the last paragraph of Section 3 (formerly
         Section 2) which obligates the employee to make contributions. No employee contributions are to be made to the Pension Fund.

SECTION 4.

         The Pension Fund will be jointly administered by a Board of Trustees in accordance with the Trust Agreement and arrangements to be drafted by the parties hereto on which Board of Trustees to the Union, as one party, and the Council, as another party, will have an equal number of Trustee appointees.

SECTION 5.

         All monies paid into the Pension Fund will be used by the Trustees for the purpose of providing a Pension Plan for the employees.

SECTION 6.

         The Pension Plan shall qualify under the appropriate provisions of the Internal Revenue Code of 1954 so as to insure that the Employer contributions thereto will be deductible as ordinary business expenses.

SECTION 7.

         The parties hereto have executed an Agreement and Declaration of Trust for the purposes hereinabove set forth.

SECTION 8.

         As the material part of the consideration for the forgoing, the Union, on behalf of its members, does now hereby release the Employer signatory hereto from any and all obligations to continue or maintain an Employer or Employer-Employee funded retirement plan which the Employer may have in existence on the effective date hereof; it being understood that, as of said effective date, all Union members subject hereto shall be deemed to have withdrawn from any such company plan in accordance with and subject to the terms thereof, and to have waived any and all rights to rejoin such company plan so long as the Employer is making payments on his/her behalf into the Union Pension Trust Fund.

         The provisions of the foregoing shall not be deemed to constitute a waiver by the Union or any employee of any rights, privileges or benefits which may have accrued to any employee under the terms of any company plan prior to February 1, 1958.

         ARTICLE XI - DELINQUENT HEALTH AND WELFARE OR PENSION
         CONTRIBUTIONS

SECTION 1.

         The Employer recognizes the necessity of making prompt Health and Welfare and Pension contributions, the possibility that employee's benefit standing will be placed in jeopardy if contributions are not timely made, and the concern of the Union that all eligible employees are covered by such contributions.

SECTION 2.

         Whenever the Employer is delinquent in making payments to either the Health and Welfare or Pension Funds, the Union may strike the Employer to force payments. This provision shall not be subject to and is specifically excluded from the grievance procedure. Additionally, in the event the Employer has been found to be delinquent, the Employer shall be required to pay in an addition to the actual delinquency, ten percent (10%) of the delinquent amount as liquidated damages, and accountant and attorney fees and court costs.

                           ARTICLE XII - FUNERAL LEAVE

SECTION 1.

         In the event that a death in the immediate family of any employee requires his/her absence from work, he/she will be afforded up to three
         (3) days off without loss of pay for the regular workdays on which he/she would have worked but for his/her absence to attend the funeral. The amount of time taken off should be reasonably necessary under all circumstances.


SECTION 2.

         "Immediate family" shall mean spouse, son or daughter, mother or father, sister or brother, or mother or father of employee's spouse.

SECTION 3.

         In the event of death of the employee's grandfather or grandmother, the employee shall be entitled to be absent from work not more than one (1) regular working day to attend the funeral service.

SECTION 4.

         In the event of death of the employee's spouse's grandfather or grandmother, the employee shall be entitled to be absent from work not more than one (1) regular working day to attend the funeral service.

                             ARTICLE XIII - JURY PAY

SECTION 1.

         The Employer agrees to reimburse any truck driver who is required to serve on a jury (municipal, county, state or federal) for the difference between the amount of jury pay received and the amount such employee would have earned during the time he/she is serving on a jury on the basis of eight (8) hours straight-time pay per day, Monday through Friday, at his/her regular rate of pay.

SECTION 2.

         The employee, before receiving such pay, must give to the Employer evidence of the fact that he/she has served on a jury by exhibiting to the Employer the check or voucher which he/she received from the proper authorities for serving on the jury, together with a statement of the number of days such employee so served.

SECTION 3.

         The Employer's obligation under this article shall be limited to payment of ten (10) working days for each separate jury call, except there shall be no limit for the number of working days when an employee is called for Federal Jury service.


                       ARTICLE XIV - PROTECTION OF RIGHTS

SECTION 1.

         It shall not be a violation of this Agreement, and it shall not be cause for discharge or disciplinary action in the event an employee refuses to enter upon any property involved in a primary labor dispute, or refuses to go through or work behind any primary picket line, including the primary picket line of Unions party to this Agreement, and including primary picket lines at the Employer's places of business. In the application of this Article it is immaterial if the labor dispute or picketing is illegal if the labor dispute or picketing is primary.

SECTION 2.

         It shall not be a violation of this Agreement, and it shall not be cause for discharge or disciplinary action if any employee refuses to perform any service which his/her Employer undertakes to perform as an ally of an Employer or person whose employees are on strike, and which service, but for such strikes, would be performed by the employees of the Employer or person on strike.

SECTION 3.

         The Employer agrees that it will not cease or refrain from handling, using, transporting, or other wise dealing in any of the products of any other Employer or cease doing business with any other person, or fail in any obligation imposed by the Motor Carriers Act or other applicable law, as a result of individual employees exercising their rights under this Agreement of under law, but the Employer shall, notwithstanding any other provision in this Agreement, when necessary, continue doing such business by other employees.

SECTION 4.

         No driver shall be required to operate into any city where a local IBT Union is on strike at destination or enroute terminal, and shall not be disciplined for refusal to do so. Drivers who cannot deliver or pick up loads at terminals where a strike is in progress shall be provided first class transportation to their home terminal.

SECTION 5.

         This Article in its entirety is excluded from the application of the grievance procedure of this Agreement.


                        ARTICLE XV - CHAUFFEUR'S LICENSE

         Where employees operate motor vehicles, the licenses for operation of same shall be paid for by the Employer.


                     ARTICLE XVI - DISCHARGE AND RESIGNATION

SECTION 1.

         Any driver wishing to quit his/her position must give the Employer one
         (1) weeks notice.

SECTION 2.

         Said driver shall be entitled to work out full week on his/her route or receive one (1) weeks pay.

SECTION 3.

         If the Employer wishes to discharge a driver, it shall give such driver one (l) weeks pay in lieu of notice, except in cases of dishonesty or intoxication, or if a new employee cannot furnish a fidelity bond or cannot be bonded by the fidelity insurance company of the Employer within fifteen (15) days after commencing employment with the Employer.


                       ARTICLE XVII - GRIEVANCE PROCEDURE

SECTION 1.

         Should differences arise between the Employer and the Union or any employee of the Company as to the meaning or application of the provisions of this Agreement, there shall be no suspension of work but an earnest effort will be made to settle such differences in the following manner:

         (a) The aggrieved employee or employees shall first take the matter up with the Shop Steward or Business Representative who, in turn, will take the grievance up with the Supervisor in charge of the department. This shall be done within five (5) days of the knowledge of the occurrence of the incident or all rights under this Article shall be forfeited. Employees shall have the Shop Steward or Business Representative present on any grievance. If a satisfactory settlement (to the employee and Steward or Business Representative involved) is not effected with the Supervisor within one (l) working day the employee or employees involved shall submit such grievance to the Shop Steward or Business Representative in writing.

         (b) The Shop Steward or Business Representative shall submit the written grievance to the General Manager of the Employer or other designated representative of the Employer with authority to act within five (5) working days after the conclusion of Step l and such Company representative shall offer a decision within five (5) working days after receipt of same, and if this time limit is not complied with, the grievance shall be forfeited.

         (c) The Shop Steward, along with the Union Representative, shall submit the written grievance to the General Manager of the Employer or his designated representative with authority to act within five (5) workings days within the conclusion of Step 2 and such Company representative shall offer a decision within five (5) working days after receipt of such written grievance.

         (d) No employee shall have the right to require arbitration, that right being reserved to the Union or Employer exclusively.

         (e) Within five (5) days after the determination is made that a grievance cannot be resolved, the Union and the Employer shall submit to each other the names of individuals who would be agreeable to each other to serve as arbitrator. If the parties cannot agree upon a mutually agreeable arbitrator the parties shall within five (5) days thereafter make a joint written request to the Federal Mediation and Conciliation Service for a panel of five (5) arbitrators, one of whom shall decide the matter. The panel of arbitrators shall be sent by said service to both parties. The Union shall within seventy-two (72) hours after receipt of such panel strike one (1) name from the list of nominees so submitted and forthwith notify the other party of the name so stricken. The parties will alternately strike such submitted names until only one (1) nominee name remains. Such sole remaining nominee whose name has not been stricken shall then automatically become the chosen arbitrator for the single specific grievance. Notice of the selection of the arbitrator shall be given forthwith the Federal Mediation and Conciliation Service.

                  The arbitrator so selected shall proceed to decide the designated grievance and shall not be empowered to modify, add to, subtract from or otherwise alter the provisions of this Agreement. The arbitrator's decision shall be final and binding upon the employees, the Union and the Company involved.

                  Only one (1) grievance may be heard before a designated arbitrator, except where the partied mutually agree otherwise.

                  The fees and expenses of the arbitrator in conducting the arbitration proceeding and in making a decision shall be borne equally by the parties to this Agreement.

         (f) When the grievance settlements contain a monetary settlement such settlement must be paid within fifteen (15) days after such settlement or the grievant will receive six percent (6%) on the unpaid settlement.

                        ARTICLE XVIII - UNION INSPECTION

SECTION 1.

         Authorized representatives of the Union shall have access to the Employer's establishment at all reasonable times for the purpose of adjusting disputed, investigating working conditions, collecting dues, and ascertaining compliance with this Agreement (which shall include the right to inspect and audit payroll records, time cards and work sheets). After written notice by a duly authorized officer of the Union, such records shall be produced at a place mutually agreed upon.

SECTION 2.

         If the Union, or at its option, a Certified Public Accountant, designated by the Union, certify in writing specifically that the Employer is violating the wage scale, hours of work, vacations, applicable Health and Welfare provisions of Pension provisions or working conditions or other terms or conditions of employment, based upon the records for an audit as provided in this Agreement, then the grievance procedure shall have no application to such facts and circumstances and the Union shall be permitted all legal and economic recourse including the right to strike, notwithstanding anything to the contrary contained in this Agreement.

SECTION 3.

         In the event that the Certified Public Accountant determines that the Employer is violating the Agreement, the cost of the CPA's services shall be borne solely by the Employer. In the event the report indicates that the Employer has not violated the Agreement, the cost shall be borne solely by the Union. In the event the report indicates that the Employer has violated the Agreement, then the Union may strike, or take any other economic or legal action against the Employer for force payments of the CPA fees, attorney fees and court costs and back wages due the employee, to remedy the violation. It is understood and agreed between the Employer and the Union that this provision shall not be subject to and is specifically excluded from the grievance procedure.


               ARTICLE XIX - EQUIPMENT AND REDUCTION OF WORK FORCE

SECTION 1.

         Drivers shall not be required to grease or make any repairs on their trucks.

SECTION 2.

         In the event it becomes necessary to reduce the number of employees, the last employee hired shall by the first laid off. Employees so laid off shall be returned to work on the same seniority basis. These employees shall reinstated without loss of seniority if reemployed within twelve (12) months from the last date worked. Reemployment rights shall be based on the employee notifying the Employer of his or her intention to return to work within seventy-two (72) hours after receiving notice by certified mail to the last known address of the employee. The employee must report within one (1) week after receipt of recall notice. Failure of the employee to notify the Employer of his or her current mailing address shall void his or her seniority and recall rights.

                              ARTICLE XX - UNIFORMS

         Employers who require their employees to wear uniforms, shall furnish same without cost to the employees. The Employer shall further launder and take care of all such uniforms at no cost to the employee.

                  ARTICLE XXI - SEPARABILITY AND SAVINGS CLAUSE

SECTION 1.

         If any article or section of this contract or of any rider thereto shall be held invalid by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any article or section should be restrained by such tribunal pending a final determination as to its validity, the remainder of this contract and of any rider thereto, or the application of such article or section to persons or circumstance other than those as to which it has been held invalid or as to which compliance with or enforcement of has been restrained, shall not be affected thereby.

SECTION 2.

         In the event that any article or section is held invalid or enforcement of or compliance with which has been restrained, as above set forth, the parties affected thereby shall enter into immediate collective bargaining negotiations for the purpose of arriving at a mutually satisfactory replacement for such article or section.

                        ARTICLE XXII - NON-DISCRIMINATION

         The Employer and the Union agree not to discriminate against any qualified individual with respect to their hiring, compensation, terms or conditions of employment because of such individual's race, color, creed, sex, age, religion, against qualified employees who are handicapped, disabled veterans, or veterans of the Viet Nam Era, nor will they limit, segregate or classify employees in any way to deprive any qualified individual employee of employment opportunities because of his/her race, color, creed, sex, age, religion, against qualified employees who are handicapped, disabled veterans, or veterans of the Viet Nam Era.

                            ARTICLE XXIII - CHECKOFF

SECTION 1.

         The Employer agrees to deduct the Union's periodic dues and initiation fees from the pay of each employee who individually authorizes said deductions in writing and to remit the amounts so deducted to the Union. Said deduction authorization shall be in such form as to conform with Section 302 (c) of the Labor Management Relations Act of 1947.

SECTION 2.

         The Union agrees to save the Employer harmless from any action or actions growing out of these deductions and commenced by any employee who has executed such assignment and authorization against the Employer, and assumes full responsibility for the disposition of the funds so deducted once such funds have been turned over to the Union as above provided.

                            ARTICLE XXIV - SEVERANCE

         Severance pay will be granted as provided in Appendix "A".


                            ARTICLE XXV - TERMINATION

         This Agreement shall became effective as of February 1, 1996 and shall continue in effect until January 31, 1998, inclusive and shall continue in full force and effect from year to year thereafter unless either party serves upon the other sixty (60) days written notice prior to January 31, 1998 or January 31 of any subsequent year of a desire to change, modify, or cancel this Agreement.

IN WITNESS, WHEREOF, we hereunto set our hands and seals this 30th day of May, 1996.


                                                           SALERNO FOODS, L.L.C
                                                           DES PLAINES, ILLINOIS

                                        BY: [ILLEGIBLE]

                                        DATE SIGNED: 5/21/96



                                        BAKERY, CRACKER, PIE AND YEAST
                                        WAGON DRIVERS,
                                        UNION LOCAL 734

                                        BY: [ILLEGIBLE]

                                        DATE SIGNED: 5/30/96

                                  APPENDIX "A"


                                  SEVERANCE PAY

SECTION 1.

         Severance pay will be granted, as outlined below, to eligible full-time employees who are displaced from employment due to a permanent closing of the entire plant, a department thereof, or due to the introduction of labor saving equipment

SECTION 2.

         All affected permanent full-time employees who are terminated due to the reasons Stated in Section l, will receive either pension or severance, depending on age and length of service, as specified below. Employees off from work due to illness, injury, or leave of absence who would normally have returned to work would receive the same consideration as those actively employed. Persons off from work who were not expected to return, would not receive severance pay.

SECTION 3.

         The severance allowance would be based on length of service with the Employer as a member of Local 734 and is as follows:

                  Each full-time employee, actively employed by the Employer for a period of at least two (2) years, will receive for his/her displacement, a weeks pay for each full year of active employment, commencing with the third (3rd) year. Payment under this formula shall be limited to maximum of twelve hundred (1200) hours of severance pay.

SECTION 4.

         A weeks pay consists of the regular and stated contract workweek at the employee's straight-time hourly classification base rate.

SECTION 5.

         The above described severance pay will not be paid to:

         (a) Any eligible employee who voluntarily quits before operations are suspended.

         (b) Any eligible employee who is offered other reasonable employment with the Employer and either accepts or refuses.

         (c) Any eligible employee who at separation is eligible for a normal pension under the provisions of the Local No. 734 Pension Fund.

         (d) If an eligible employee subject to severance pay is eligible to receive an early retirement or disability pension benefit under the Local No. 734 Pension Fund, whether or not he/she elects to accept such early retirement or disability benefit, he/she shall receive as severance pay that percentage of severance pay as set forth above which the excess of normal pension benefit under such plan over the amount to early retirement or disability benefit, to which he/she is then entitled, bears to the normal pension. For example, if the normal pension benefit is $100 and an employee is entitled to an early retirement of disability benefit of $58, then his/her severance pay be reduced by 58 percent.

         (e) In the event an eligible employee receives any monetary value from a vested interest in the Local No. 734 Pension Fund on the date of termination of employment with the Employer, said amount shall be deducted from any severance payment due the employee.